EXHIBIT 23.2
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             Ten Industrial Way East, Suite 2, Eatontown, NJ 07724
             (732) 544-8111 Fax (732) 544-8788 E-mail: tax@wgpc.net

                                                            Wiener, Goodman
                                                            & Company, P.C.
                                                    ----------------------------
                                                    Certified Public Accountants
                                                           & Consultants

Memberships                                                     Joel Wiener, CPA
  SEC Practice Section of AICPA                              Gerald Goodman, CPA
  PCPS of AICPA
  American Institute of CPA
  New Jersey Society of CPA







               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     To the Board of Directors and Shareholders of Emerging Media Holdings, Inc.


     We hereby consent to the incorporation by reference in this Amendment #3 to the Registration Statement on Form 10-SB of Emerging Media Holdings Inc. of our report dated October 9, 2006, relating to the financial statements of Cabavarum S.R.L. and subsidiary for the years ended December 31, 2005 and 2004 and to the use of our name as it appears under the caption "Experts".





     /s/ Wiener, Goodman & Company, P.C.


     March 21, 2007